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                                                                     Exhibit 5.2

                                 Blank Rome LLP
                              405 Lexington Avenue
                            New York, New York 10174




                                             February 27, 2003



Easy Gardener Products, Ltd.
802 Wooded Crest Drive
Waco, Texas  76703


Gentlemen:

                  Reference is made to the proposed sale of substantially all of the assets (the "Asset Sale") by certain subsidiaries of U.S. Home & Garden Inc., a Delaware corporation ("USHG"), to Easy Gardener Products, Ltd., a Texas limited partnership (the "Company"), and to certain amendments to the instruments governing the rights of holders of the 9.40% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of U.S. Home & Garden Trust I (which proposes to change its name to Easy Gardener Products Trust I), a Delaware statutory trust (the "Trust"), necessitated thereby, including the substitution of the Company for USHG as the obligor under the 9.4% Junior Subordinated Deferrable Interest Debentures due April 15, 2028 (the "Original Debentures") previously issued by USHG to the Trust under the Junior Subordinated Indenture dated April 17, 1998 (the "Original Indenture") between USHG and Wilmington Trust Company, as Trustee (the "Trustee"), and the substitution of the Company for USHG as the obligor under the Guarantee dated April 17, 1998 (the "Original Guarantee") between USHG and the Trustee.

                  Although we do not represent the Company, the Company has requested that we, as New York counsel, render the following opinion in connection with the Registration Statement on Form S-4 (SEC File #333-102296) (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the deemed public offering of (i) up to 2,530,000 Trust Preferred Securities, (ii) the Debentures, as hereinafter defined, and (iii) the Guarantee, as hereinafter defined, effected by the proposed Asset Sale. All capitalized terms used in this opinion letter and not otherwise defined herein have the same meaning as set forth in the Registration Statement.

                  We have examined Amendment No. 1 to the Registration Statement, the form of Amended and Restated Junior Subordinated Indenture (the "Indenture") to be entered into by the Company and the Trustee upon the aforesaid substitution of the Company for USHG as obligor under the Original Indenture, the Junior Subordinated Debentures (the "Debentures") to be issued by the Company to the Trust upon the aforesaid substitution of the Company for USHG as obligor under the Original Debentures, and the form of Amended and Restated Guarantee (the "Guarantee") to be entered into by the Company and the Trustee upon the aforesaid substitution of the Company for USHG as obligor under the Original Guarantee, all in the forms attached as exhibits to Amendment No. 1 to the Registration Statement. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents

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Easy Gardener Products, Ltd.
February 27, 2003
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presented to us as originals, the conformity to the originals of all documents submitted to us as conformed or reproduced copies and the enforceability of all agreements and similar documents presented to us.

                  In rendering the opinions expressed below, we have assumed that (a) all the parties to all of the documents referred to in this opinion letter have been duly organized and are validly existing and have the power and authority (corporate and otherwise) to execute and perform such documents, (b) all of the signatories to such documents have been or will be duly authorized to sign such documents , (c) all of such documents have been or will be duly executed, delivered and authenticated by all parties to such documents in the forms we have examined, and (d) except to the extent of our opinion set forth below regarding the valid and binding effect on the Company of the Guarantee and Debentures, all documents referred to in this opinion letter constitute legal, valid, binding and enforceable obligations of all of the parties to such documents.

                  Based upon and subject to the foregoing and subject also to the assumptions and qualifications set forth below, we are of the opinion that: the Guarantee, when executed and delivered in the manner referred to in Amendment No. 1 to the Registration Statement, and the Debentures, when executed, delivered and authenticated in the manner referred to in Amendment No. 1 to the Registration Statement, will constitute legal, valid and binding obligations of the Company, entitled, in the case of the Debentures, to the benefits of, and subject to the provisions of, the Indenture, except as the enforceability of those documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer laws or similar laws affecting the rights and remedies of creditors generally, and as the enforceability of those documents is subject to general principles of equity, including, without limitation, concepts of conscionability, materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  The foregoing opinion is also subject to the following qualifications:

                           (a) The enforceability of certain provisions of the
Guarantee, the Indenture and the Debentures may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, and indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

                           (b) The enforceability of provisions in the
Guarantee, the Indenture and the Debentures, to the effect that the terms may not be waived or modified except in writing, may be limited under certain circumstances.

                           (c) We advise you that, under certain circumstances,
a guarantee executed by a corporate shareholder of a corporate borrower may not be enforced as an obligation separate from the obligation guaranteed if it is determined that the borrower is merely an alter ego or nominee of the guarantor and that the "true" borrower is the guarantor. If the
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Easy Gardener Products, Ltd.
February 27, 2003
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guarantor is deemed to be liable as a primary obligor, it is likely that the guarantor will also be entitled to the rights and defenses otherwise available to a primary obligor.


                           (d) We express no opinion as to the enforceability
of the choice of law provisions or of any waiver of rights provisions contained in the Guarantee, the Indenture or the Debentures.




                  The foregoing opinions are limited to matters involving the laws of the State of New York and we do not express any opinion as to the laws of any other jurisdiction.

                  This opinion is based upon the state of the law and factual situations known to us as of the date of this opinion, and we have no obligation to advise you of any changes therein.

                  This opinion is not a guaranty of a particular result and should not be relied upon as such.


                  This opinion letter may not be relied upon for any purpose, other than in connection with your rendering of an opinion in connection with the transactions contemplated by the Registration Statement, without our prior written consent in each instance. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and further consent to the references to our name in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                             Very truly yours,

                                             /s/ BLANK ROME LLP

                                             BLANK ROME LLP